UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 11, 2011

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

In its Definitive Proxy Statement for the 2011 Annual Meeting of Stockholders, Advanced Micro Devices, Inc (the “Company”) disclosed that Benjamin Eberhart, the son of Paulett Eberhart, a member of the Company’s Board of Directors, is employed as a manager for PRTM Management Consultants, Inc., a global management consulting firm (“PRTM”). In fiscal 2010, the Company paid PRTM approximately $1.6 million for consulting services. Mr. Eberhart was not involved in providing consulting services to AMD. The Company’s Board of Directors considered this transaction and determined that it would not interfere with Ms. Eberhart’s exercise of independent judgment as a member of the Company’s Board of Directors or Chair of the Compensation Committee.

In its 2011 U.S. Proxy Voting Guidelines Summary dated January 27, 2011, Institutional Shareholder Services Inc. (“ISS”) categorizes a director as an Affiliated Outside Director, if among other things, such director or an immediate family member is an employee of an organization that provides professional services to the company in excess of $10,000 per year. In this regard, the Company is clarifying that PRTM does not currently provide services to the Company. In addition, in light of this ISS policy, the Company does not currently intend to engage PRTM for future services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2011	ADVANCED MICRO DEVICES, INC.

	By:	/s/ FAINA MEDZONSKY
	Name:	Faina Medzonsky
	Title:	Assistant Secretary